CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-265029) (the “Registration Statement”) of our report dated March 4, 2022 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America and consent to the incorporation by reference in the Registration Statement of our report dated February 24, 2022 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

December 13, 2022